SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

Charter Communications, Inc.

CCO Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-33664 001-37789	84-1496755 86-1067239
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06901

(Address of principal executive offices including zip code)

(203) 905-7801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 24, 2019, Charter Communications Operating, LLC (“Charter Operating”), CCO Holdings, LLC (“CCO Holdings”) and certain of Charter Operating’s subsidiaries entered into that certain Amendment No. 1 (“Amendment No. 1”) with the Lenders (as defined therein) party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) to (i) the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated on December 21, 2017, by and among Charter Operating, CCO Holdings, certain of Charter Operating’s subsidiaries, the Lenders party thereto and the Administrative Agent (such credit agreement as in effect immediately prior to Amendment No. 1, the “Existing Credit Agreement” and as amended by Amendment No. 1, the “Amended Credit Agreement”) and (ii) the Guarantee and Collateral Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010, as further amended and restated on May 18, 2016, by and among Charter Operating, CCO Holdings, certain of Charter Operating’s subsidiaries and the Administrative Agent (such guarantee and collateral agreement as in effect immediately prior to Amendment No. 1, the “Existing Guarantee and Collateral Agreement” and as amended by Amendment No. 1, the “Amended Guarantee and Collateral Agreement”).

The changes to the Existing Credit Agreement include, among other things, (i) increasing the size of the revolving credit facilities to $4.75 billion from $4.0 billion, including by establishing new Revolving B Commitments, (ii) converting a portion of the existing Revolving A Commitments into Revolving B Commitments , (iii) converting a portion of the existing Term A-2 Loans to Term A-3 Loans and borrowing an additional $1.7 billion of Term A-3 Loans and (iv) extending certain maturity dates with respect to the converted Term A-3 Loans and converted Revolving B Commitments, as set forth below.

(i) (x) the Amended Credit Agreement provides for a $4.75 billion revolving credit facility, with $248,500,000 in Revolving A Commitments and $4,501,500,000 in Revolving B Commitments and (y) (A) Revolving Loans, at the option of Charter Operating, bear interest at the Eurodollar Rate plus 1.50% or ABR plus 0.50% (unchanged from the Existing Credit Agreement), (B) the maturity date of the Revolving B Commitments is March 29, 2024 (with the maturity of the Revolving A Commitments that were not converted into Revolving B Commitments unchanged at March 31, 2023); and

(ii) (x) the Amended Credit Agreement provides for an additional amount of Term A-3 Loans in an aggregate principal amount of $1,692,275,000 and (y) (A) the Term A-3 Loans, at the option of Charter Operating, bear interest at the Eurodollar Rate plus 1.50% or ABR plus 0.50% (unchanged from the existing interest rate for the Term A-2 Loans thereby converted) and (B) the maturity date of the Term A-3 Loans is March 29, 2024 (replacing the maturity of the prior Term A-2 Loans of March 31, 2023 for the portion of Term A-2 Loans thereby converted); and

(iii) the principal amount, interest rate and maturity date of the Term B Loans remain unchanged from the Existing Credit Agreement.

Amendment No. 1 also (i) changes the guarantee and lien release provisions of the Existing Credit Agreement and the Existing Guarantee and Collateral Agreement to permit, at Charter Operating’s option, the release of the guarantees of certain de minimis subsidiaries and the release of liens on the assets of such subsidiaries and (ii) makes changes to the definition of Non-Recourse Subsidiary.

A copy of Amendment No. 1 is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of this document.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 above is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On January 29, 2019, Charter Communications, Inc. issued a press release announcing the closing of Amendment No. 1. A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1	Amendment No. 1, dated as of January 24, 2019, to (i) the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated on December 21, 2017, by and among Charter Communications Operating, LLC, CCO Holdings, LLC, certain subsidiaries of Charter Communications Operating, LLC, the lenders party thereto and Bank of America, N.A., as Administrative Agent and (ii)the Guarantee and Collateral Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010, as further amended and restated on May 18, 2016, by and among Charter Communications Operating, LLC, CCO Holdings, LLC, certain subsidiaries of Charter Communications Operating, LLC and Bank of America, N.A., as Administrative Agent.

99.1	Press release dated January 29, 2019, announcing the closing of Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc. and CCO Holdings, LLC has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC., Registrant

Date: January 30, 2019	By:	/s/ Kevin D. Howard
Kevin D. Howard Senior Vice President - Finance, Controller and Chief Accounting Officer

CCO HOLDINGS, LLC Registrant

Date: January 30, 2019	By:	/s/ Kevin D. Howard
Kevin D. Howard Senior Vice President - Finance, Controller and Chief Accounting Officer